EXHIBIT 32.2
CERTIFICATION
     I, William R. Abbott, certify pursuant to Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350 that:
(1)	The Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010 (the “Quarterly Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 780(d)); and

(2)	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 10, 2010	By:	/s/ William R. Abbott
William R. Abbott
Chief Financial Officer

This certification accompanies the Quarterly Report pursuant to Rule 13a-14(b) or Rule 15d-14(b) under the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934.